                                                                   EXHIBIT 10.29

                                 NETWORK ACCESS
                             SOLUTIONS CORPORATION
                              100 Carpenter Drive
                               Sterling, VA 20164

                                  May 7, 1999



VIA FACSIMILE


Telefonos de Mexico, S.A. de C.V. (Telmex)
Parque Via 199-1102
06599 Mexico, D.F.
Attn: Mr. Robert Issac

     Re:  Investment in Network Access
          -----------------------------
          Solutions Corporation
          ---------------------

Dear Mr. Issac:

     This letter sets forth our understanding concerning the potential investment in Network Access Solutions Corporation (the "Company") by Telefonos de Mexico S.A. de C.V. or any of its subsidiaries ("Telmex"). The Company has agreed to sell, at the request of Telmex, to Telmex up to $4.0 million of the Company's common stock, $.001 par value (the "Common Stock") at the initial public offering of the Company's Common Stock (the "IPO"), at the "Public Offering Price" less the "Underwriting Fees," as each appears on the Company's final prospectus for its IPO (the "Purchase Price"). Telmex has expressed to the Company its intention to purchase such shares of Common Stock, although Telmex is under no obligation to do so.

     The maximum number of shares of Common Stock that the Company will sell to Telmex pursuant to this agreement will be equal to $4.0 million divided by the Purchase Price. All shares purchased by Telmex hereunder will be subject to the same terms and conditions available to the public, except that (i) there will be no underwriting discount or commission on the shares sold to Telmex and (ii) Telmex will be subject to a Lock-up Provision and a Standstill Provision, each as set forth below.


Lock-up Provision
-----------------

     Telmex agrees that it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock that Telmex acquires at the IPO or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock acquired by Telmex at the IPO, for a period of 180 days after the date of the closing of the IPO without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.
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06599 Mexico, D.F.
May 7, 1999
Page 2


Standstill Provision
--------------------

  Without the prior written consent of the Company, Telmex agrees that it will not acquire any shares of the Company's Voting Securities (as defined below) in the open market or otherwise if and to the extent such acquisition results in Telmex holding greater than 10% of the total Voting Securities of the Company. "Voting Securities" shall mean shares of the Common Stock of the Company and any other securities of the Company convertible into Common Stock but shall not include securities exercisable for Common Stock. Telmex will not be obligated to dispose of any Voting Securities if the aggregate percentage of the total Voting Securities beneficially owned by Telmex is increased as a result of a recapitalization, reclassification or other restructuring of the Company or a repurchase of securities by the Company or any other action taken by the Company. The restrictions set forth in this Standstill Provision shall terminate on the date that is nine months after the closing of the IPO.

  If this letter accurately sets forth our understanding concerning this transaction, please have the enclosed copy of this letter signed by an authorized representative of Telmex and return it to me via facsimile at (703) 742-7706 and via first class mail. Please contact me with any questions.

                              Sincerely,

                              NETWORK ACCESS SOLUTIONS CORPORATION

                              By: /s/ Jonathan P. Aust
                                 ---------------------------------
                                 Jonathan P. Aust
                                 President and Chief Executive Officer

Accepted and Agreed to:

Telefonos de Mexico S.A. de C.V.


By:   /s/ Adolfo Cerezo P.
   ----------------------------
Name: Adolfo Cerezo P.
     --------------------------
Its:  Chief Financial Officer
    ---------------------------
Date: May 9, 1999
     --------------------------